Exhibit 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Neonode Inc. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2021 as filed with the Securities and Exchange Commission (the “Report”), the undersigned principal executive officer and principal financial officer of the Company, each hereby certify, solely for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ Urban Forssell	/s/ Fredrik Nihlén
Urban Forssell	Fredrik Nihlén
President and Chief Executive Officer	Chief Financial Officer
March 10, 2022	March 10, 2022

This certification is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended, whether made before or after the date of the Report, irrespective of any general incorporation language contained in such filing.